UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) September 8, 2016 ______________________
Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33345	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Washington Street, Suite 201, Jersey City, New Jersey		07302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 863-9427

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or By-Laws, Change in Fiscal Year

As discussed in Item 5.07, on September 8, 2016, Rand Logistics, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors such that all directors are elected on an annual basis (the “Second Amended and Restated Charter”).

Effective upon the filing of the Second Amended and Restated Charter with the Secretary of State of the State of Delaware, the Company’s Second Amended and Restated Bylaws were correspondingly amended to eliminate the classification of the Company’s Board of Directors (the “Third Amended and Restated Bylaws”). The Board of Directors approved the Third Amended and Restated Bylaws prior to the Annual Meeting pending stockholder approval of the Second Amended and Restated Charter.

The foregoing summaries of the Second Amended and Restated Charter and Third Amended and Restated Bylaws are subject to, and qualified in their entirety by reference to the Second Amended and Restated Charter and Third Amended and Restated Bylaws, which are attached to this Current Report on Form 8-K as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On September 8, 2016, the Company held its Annual Meeting. The final results for each of the matters submitted to a vote of the stockholders at the Annual Meeting are set forth below. A more detailed description of each proposal is set forth in the Proxy Statement.

Proposal No. 1.  Amendment to Amended and Restated Certificate of Incorporation to Declassify Board of Directors. The stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors.

For	Against	Abstained	Broker Non-Vote
12,432,998	700,089	4,572	3,173,354

Proposal No. 2.  Election of the Entire Board Directors. The stockholders elected the seven nominees for director to serve until the Company’s 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, by the votes set forth in the table below:

Name	For	Withheld	Abstained	Broker Non-Vote
Edward Levy	10,290,120	2,847,539	-	3,173,354
Michael D. Lundin	11,830,023	1,307,636	-	3,173,354
John Binion	11,806,291	1,331,368	-	3,173,354
James K. Thompson	11,800,409	1,337,250	-	3,173,354
Laurence S. Levy	8,456,079	4,681,580	-	3,173,354
H. Cabot Lodge III	10,242,445	2,895,214	-	3,173,354
Robert K. Kurz	11,806,291	1,331,368	-	3,173,354

Proposal No. 3.  Election of Class I Directors. Given that the stockholders approved Proposal No. 1, the stockholders were not asked to vote on proposal No. 3 and instead a vote was taken on Proposal No. 2.

Proposal No. 4.  Advisory Vote to Approve the Company’s Executive Compensation. The stockholders approved a non-binding, advisory resolution to approve executive compensation, as described in the Proxy Statement, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
9,802,524	3,319,570	15,565	3,173,354

Proposal No. 5.  Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2017, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
15,512,741	794,122	4,150	-

Proposal No. 6.  Approval of 2016 Long-Term Incentive Plan. The stockholders did not approve the Company’s 2016 Long-Term Incentive Plan. The vote of the stockholders is set forth in the table below(1):

For	Against	Abstained	Broker Non-Vote
5,522,108	4,830,873	2,784,678	3,173,354

(1)The affirmative "FOR" vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve the stockholder proposal. In tabulating the voting result, an abstention is counted as being entitled to vote on a proposal and, therefore, has the effect of a vote "AGAINST." Applying this standard, the percentage in favor of the stockholder proposal is calculated by dividing the number of FOR votes by the sum of the number of FOR, AGAINST and ABSTAINED votes.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Seconded Amended and Restated Certificate of Incorporation of Rand Logistics, Inc., filed with the Secretary of State of the State of Delaware on September 8, 2016.
3.2	Third Amended and Restated Bylaws of Rand Logistics, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2016		RAND LOGISTICS, INC.

	By:	/s/ Mark S. Hiltwein
Mark S. Hiltwein
Chief Financial Officer